Exhibit 99.1

Yahoo! Reports First Quarter 2012 Results

Revenue and Earnings Exceed Expectations

SUNNYVALE, Calif.--(BUSINESS WIRE)--April 17, 2012--Yahoo! Inc. (NASDAQ:YHOO) today reported results for the quarter ended March 31, 2012.

Revenue excluding traffic acquisition costs (“revenue ex-TAC”) was $1,077 million for the first quarter of 2012, a 1 percent increase from the first quarter of 2011. Income from operations decreased 11 percent to $169 million in the first quarter of 2012, compared to $190 million in the first quarter of 2011.

GAAP revenue was $1,221 million for the first quarter of 2012, a 1 percent increase from the first quarter of 2011.

Net earnings per diluted share increased 38 percent to $0.23 in the first quarter of 2012, compared to $0.17 in the first quarter of 2011.

Financials at a Glance

Quarterly Results (in millions, except percentages and per share amounts)
	Q1 2011	Q1 2012	Percent Change
Revenue ex-TAC	$1,064	$1,077	1%
GAAP revenue	$1,214	$1,221	1%
Income from operations	$190	$169	(11)%
Net earnings	$223	$286	28%
Net earnings per diluted share	$0.17	$0.23	38%

“In the first quarter, Yahoo!’s results came in at the high end of our guidance range and beat consensus on revenue and profits,” said Scott Thompson, CEO of Yahoo!. “We also made changes to resize the organization and establish a new leadership structure to quickly deliver the best user and advertiser experiences at scale.”

Business Highlights

  Yahoo! established a new leadership structure, organizing into three main groups – Consumer, Technology and Regions – bringing resources closer to users and advertisers.
  Yahoo! is home to 11 number one properties and ranks in the top three in 21 categories in the U.S. (comScore, U.S., March 2012)
  Yahoo!’s worldwide visitors during January and February grew 7 percent year over year with minutes spent increasing 14 percent in communications and communities and 8 percent in media properties. (based on comScore, Worldwide data)
  Yahoo! debuted a variety of original comedy Web shows as a part of a collaborative effort between Yahoo! and top-tier production partners. New shows include "First Dates With Toby Harris" featuring Seth Morris (Funny or Die); "Sketchy" (Electus/Principato-Young Entertainment), and "7 Minutes in Heaven" with "Saturday Night Live" writer Mike O'Brien (Broadway Video).
  Yahoo! also debuted the new ABC-produced daily series, “Power Players,” on Yahoo! News, featuring an ABC and Yahoo! News analyst team, and "Remake America," a new weekly video series that follows the lives of six real families as they strive to get back on track towards achieving "the American dream."
  Yahoo! announced the implementation of a Do Not Track (DNT) header solution that will be accessible across Yahoo!'s global network by early summer.
  The Yahoo! Board appointed five new independent directors: Alfred Amoroso, former President and CEO of Rovi Corporation; John D. Hayes, Executive Vice President and Chief Marketing Officer of American Express Company; Peter Liguori, former Chief Operating Officer of Discovery Communications, Inc. and former Chairman and President of Entertainment of Fox Broadcasting Company; Thomas J. McInerney, former Chief Financial Officer of IAC/InterActiveCorp; and Maynard Webb, Chairman of LiveOps, Inc.
  To protect the investments of Yahoo! and the inventions of its employees, Yahoo! sued Facebook for infringement of ten patents. Yahoo! has invested substantial resources over many years to innovate and earn this intellectual property and the lawsuit is intended to enforce Yahoo!’s rights.

First Quarter 2012 Revenue Highlights

  Display revenue ex-TAC was $454 million, a 4 percent decrease compared to $471 million for the first quarter of 2011.
  GAAP display revenue was $511 million, a 2 percent decrease compared to $523 million for the first quarter of 2011.
  Search revenue ex-TAC was $384 million, an 8 percent increase compared to $357 million for the first quarter of 2011.
  GAAP search revenue was $470 million, a 3 percent increase compared to $455 million for the first quarter of 2011.

Cash Flow and Cash Balance

  Cash flow from operating activities for the first quarter of 2012 was $297 million, a 45 percent increase compared to $206 million for the same period of 2011.
  Free cash flow was $196 million for the first quarter of 2012, a 247 percent increase compared to $56 million for the same period of 2011.
  Cash, cash equivalents, and investments in marketable debt securities were $2,652 million at March 31, 2012 compared to $2,530 million at December 31, 2011, an increase of $122 million.
  During the first quarter of 2012, Yahoo! repurchased 5 million shares for $71 million.

Business Outlook

Revenue ex-TAC for the second quarter of 2012 is expected to be in the range of $1,030 million to $1,140 million. Based on the terms of the Search Agreement with Microsoft, Microsoft retains a revenue share of 12 percent of the net (after TAC) search revenue generated on Yahoo! Properties and Affiliate sites in transitioned markets. Yahoo! reports the net revenue it receives under the Search Agreement as revenue and no longer presents the associated TAC. Accordingly, for transitioned markets Yahoo! reports GAAP revenue associated with the Search Agreement on a net (after TAC) basis rather than a gross basis. For markets that have not yet transitioned, revenue continues to be recorded on a gross basis, and TAC is recorded as a part of total operating expenses. GAAP revenue for the second quarter of 2012 is expected to be in the range of $1,170 million to $1,290 million. Total operating expenses for the second quarter of 2012 is expected to be in the range of $1,055 million to $1,095 million. Total operating expenses less TAC for the second quarter of 2012 is expected to be in the range of $915 million to $945 million, which includes $40 million to $50 million of transition-related expenses. Income from operations for the second quarter of 2012 is expected to be in the range of $115 million to $195 million. This business outlook excludes any restructuring charges arising from our plan to reshape Yahoo! for the future as these amounts are not currently estimable. These costs could have a significant impact on the business outlook amounts.

Business outlook for revenue ex-TAC is being provided to reflect the underlying dynamics of the business during the Microsoft transition and to facilitate comparisons to prior periods.

Conference Call

Yahoo! will host a conference call to discuss first quarter 2012 results at 5 p.m. Eastern Time today. A live Webcast of the conference call, together with supplemental financial information, can be accessed through the Company's Investor Relations Website at http://investor.yahoo.com/results.cfm. In addition, an archive of the Webcast can be accessed through the same link. An audio replay of the call will be available for one week following the conference call by calling (888) 286-8010 or (617) 801-6888, reservation number: 37533959.

Note Regarding Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (“SEC”): revenue ex-TAC; free cash flow; total operating expenses less TAC; non-GAAP net income; and non-GAAP net income per diluted share. These measures may be different than non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (“GAAP”). Explanations of the Company’s non-GAAP financial measures and reconciliations of these financial measures to the GAAP financial measures the Company considers most comparable are included in the accompanying “Note to Unaudited Condensed Consolidated Statements of Income,” “Supplemental Financial Data,” “GAAP Net Income to Non-GAAP Net Income Reconciliation,” and “Business Outlook.”

About Yahoo!

Yahoo! is the premier digital media company, creating deeply personal digital experiences that keep more than half a billion people connected to what matters most to them, across devices and around the globe. And Yahoo!’s unique combination of Science + Art + Scale connects advertisers to the consumers who build their businesses. Yahoo! is headquartered in Sunnyvale, California. For more information, visit the pressroom (pressroom.yahoo.net) or the company's blog, Yodel Anecdotal (yodel.yahoo.com).

“Affiliates” refers to the third-party entities that have integrated Yahoo!’s advertising offerings into their Websites or other offerings (those Websites and other offerings, “Affiliate sites”).

“Search Agreement” refers to the Search and Advertising Services and Sales Agreement between Yahoo! and Microsoft Corporation, as amended.

“TAC” refers to traffic acquisition costs. TAC consists of payments to Affiliates and payments made to companies that direct consumer and business traffic to Yahoo! Properties.

“Yahoo! Properties” refers to the online properties and services that Yahoo! provides to users.

This press release and its attachments contain forward-looking statements concerning Yahoo!'s expected financial performance (including, without limitation, statements and information in the Business Outlook section and the quotation from management), as well as Yahoo!'s strategic and operational plans. Risks and uncertainties may cause actual results to differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the costs and management distraction attendant to a proxy contest; the impact of management and organizational changes; the implementation and results of Yahoo!'s ongoing strategic and cost initiatives; Yahoo!'s ability to compete with new or existing competitors; reduction in spending by, or loss of, advertising customers; risks related to Yahoo!’s regulatory environment; interruptions or delays in the provision of Yahoo!’s services; security breaches; acceptance by users of new products and services; risks related to joint ventures and the integration of acquisitions; risks related to Yahoo!'s international operations; failure to manage growth and diversification; adverse results in litigation, including intellectual property infringement claims and derivative and class actions; Yahoo!'s ability to protect its intellectual property and the value of its brands; dependence on key personnel; dependence on third parties for technology, services, content, and distribution; general economic conditions and changes in economic conditions; transition and implementation risks associated with the Search Agreement with Microsoft Corporation; and risks that the benefits of the Framework Agreement Yahoo! entered into with Alibaba Group, Softbank Corporation and certain other parties regarding Alipay may not be realized. All information set forth in this press release and its attachments is as of April 17, 2012. Yahoo! does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances; however, Yahoo! may update its Business Outlook or any portion thereof at any time in its discretion. More information about potential factors that could affect the Company's business and financial results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, which is on file with the SEC and available on the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which will be filed with the SEC in the second quarter of 2012.

Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2011	2012

Revenue	$1,214,357	$1,221,233

Operating expenses:
Traffic acquisition costs	150,031	144,091
Cost of revenue	249,626	253,980
Sales and marketing	262,149	285,267
Product development	221,283	228,478
General and administrative	122,898	124,271
Amortization of intangibles	8,050	10,053
Restructuring charges, net	10,575	5,717
Total operating expenses	1,024,612	1,051,857

Income from operations	189,745	169,376

Other income, net	5,027	2,278

Income before income taxes and earnings in equity interests	194,772	171,654

Provision for income taxes	(52,120)	(56,419)
Earnings in equity interests	82,180	172,243

Net income	224,832	287,478

Less: Net income attributable to noncontrolling interests	(1,840)	(1,135)

Net income attributable to Yahoo! Inc.	$222,992	$286,343

Net income attributable to Yahoo! Inc. common stockholders per share - diluted	$0.17	$0.23

Shares used in per share calculation - diluted	1,320,185	1,226,486

Stock-based compensation expense by function:
Cost of revenue	$648	$2,893
Sales and marketing	6,697	21,097
Product development	17,672	19,471
General and administrative	10,099	12,505
Restructuring expense reversals, net	(752)	-

Supplemental Financial Data:
Revenue ex-TAC	$1,064,326	$1,077,142
Free cash flow	$56,475	$195,823

Yahoo! Inc.

Note to Unaudited Condensed Consolidated Statements of Income

This press release and its attachments include the non-GAAP financial measures of revenue excluding traffic acquisition costs (“revenue ex-TAC”), free cash flow, total operating expenses less TAC, non-GAAP net income, and non-GAAP net income per diluted share, which are reconciled to revenue, cash flow from operating activities, total operating expenses, net income attributable to Yahoo! Inc., and net income attributable to Yahoo! Inc. common stockholders per share - diluted, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Further, management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business and operating costs. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, revenue, cash flow from operating activities, total operating expenses, net income attributable to Yahoo! Inc., and net income attributable to Yahoo! Inc. common stockholders per share - diluted calculated in accordance with GAAP.

Revenue ex-TAC is a non-GAAP financial measure defined as GAAP revenue less TAC. TAC consists of payments made to third-party entities that have integrated our advertising offerings into their Websites or other offerings (those Websites and other offerings, “Affiliate sites”) and payments made to companies that direct consumer and business traffic to Yahoo!’s online properties and services (“Yahoo! Properties”). Based on the terms of the Search Agreement with Microsoft, Microsoft retains a revenue share of 12 percent of the net (after TAC) search revenue generated on Yahoo! Properties and Affiliate sites in transitioned markets. Yahoo! reports the net revenue it receives under the Search Agreement as revenue and no longer presents the associated TAC. Accordingly, for transitioned markets Yahoo! reports GAAP revenue associated with the Search Agreement on a net (after TAC) basis rather than a gross basis. For markets that have not yet transitioned, revenue continues to be recorded on a gross basis, and TAC is recorded as a part of operating expenses. We present revenue ex-TAC to provide investors a metric used by the Company for evaluation and decision-making purposes during the Microsoft transition and to provide investors with comparable revenue numbers when comparing periods preceding, during and following the transition period. We present revenue ex-TAC business outlook to reflect the underlying dynamics of the business during the Microsoft transition and to facilitate comparisons to prior periods. A limitation of revenue ex-TAC is that it is a measure which we have defined for internal and investor purposes that may be unique to the Company, and therefore it may not enhance the comparability of our results to other companies in our industry who have similar business arrangements but address the impact of TAC differently. Management compensates for these limitations by also relying on the comparable GAAP financial measures of revenue and total operating expenses, which includes TAC in non-transitioned markets.

Free cash flow is a non-GAAP financial measure defined as cash flow from operating activities (adjusted to include excess tax benefits from stock-based awards), less acquisition of property and equipment, net and dividends received from equity investees. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet, and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for this limitation by also relying on the net change in cash and cash equivalents as presented in the Company’s unaudited condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

Total operating expenses less TAC is a non-GAAP financial measure defined as total operating expenses excluding TAC. We consider total operating expenses less TAC to be a useful indicator of our operating costs. We exclude TAC from this measure because TAC generally varies based on the revenue we earn from traffic supplied by certain third parties, and doing so assists investors in understanding the operating cost structure of our business. A limitation associated with the non-GAAP measure of total operating expenses less TAC is that it does not reflect TAC. Management compensates for this limitation by also relying on the comparable GAAP financial measures of total operating expenses and income from operations, each of which includes TAC.

Non-GAAP net income is defined as net income attributable to Yahoo! Inc. excluding certain gains, losses, expenses, and their related tax effects that we do not believe are indicative of our ongoing results. We consider non-GAAP net income and non-GAAP net income per diluted share to be profitability measures which facilitate the forecasting of our results for future periods and allow for the comparison of our results to historical periods. A limitation of non-GAAP net income and non-GAAP net income per diluted share is that they do not include all items that impact our net income and net income per diluted share for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measures of net income attributable to Yahoo! Inc. and net income attributable to Yahoo! Inc. common stockholders per share - diluted, both of which include the gains, losses, expenses and related tax effects that are excluded from non-GAAP net income and non-GAAP net income per diluted share.

Yahoo! Inc.
Supplemental Financial Data
(in thousands)

	Three Months Ended
	March 31,
	2011	2012
Revenue for groups of similar services:
Display	$522,623	$511,217
Search	455,121	470,397
Other	236,613	239,619
Total revenue	$1,214,357	$1,221,233

Revenue excluding traffic acquisition costs ("revenue ex-TAC") for groups of similar services:
GAAP display revenue	$522,623	$511,217
TAC associated with display revenue	(51,849)	(57,426)
Display revenue ex-TAC	$470,774	$453,791

GAAP search revenue	$455,121	$470,397
TAC associated with search revenue for non-transitioned markets	(98,182)	(86,665)
Search revenue ex-TAC	$356,939	$383,732

Other GAAP revenue	$236,613	$239,619
TAC associated with other GAAP revenue	-	-
Other revenue ex-TAC	$236,613	$239,619

Revenue ex-TAC:
GAAP revenue	$1,214,357	$1,221,233
TAC	(150,031)	(144,091)
Revenue ex-TAC	$1,064,326	$1,077,142

Revenue ex-TAC by segment:
Americas:
GAAP revenue	$818,931	$836,033
TAC	(38,141)	(42,955)
Revenue ex-TAC	$780,790	$793,078

EMEA:
GAAP revenue	$154,050	$133,962
TAC	(57,512)	(45,662)
Revenue ex-TAC	$96,538	$88,300

Asia Pacific:
GAAP revenue	$241,376	$251,238
TAC	(54,378)	(55,474)
Revenue ex-TAC	$186,998	$195,764

Total revenue ex-TAC	$1,064,326	$1,077,142

Direct costs by segment (1):
Americas	$136,074	$179,225
EMEA	30,587	40,221
Asia Pacific	44,585	51,491
Global operating costs (2)(3)	457,206	421,898
Restructuring charges, net	10,575	5,717
Depreciation and amortization	160,438	153,248
Stock-based compensation expense	35,116	55,966
Income from operations	$189,745	$169,376

Reconciliation of cash flow from operating activities to free cash flow:
Cash flow from operating activities	$205,686	$297,453
Acquisition of property and equipment, net	(167,549)	(109,791)
Excess tax benefits from stock-based awards	18,338	8,161
Free cash flow	$56,475	$195,823

(1)	Direct costs for each segment include cost of revenue (excluding TAC) and other operating expenses that are directly attributable to the segment such as employee compensation expense (excluding stock-based compensation expense), local sales and marketing expenses, and facilities expenses. Beginning in 2012, marketing and customer advocacy costs are managed locally and included as direct costs for each segment.
(2)	Global operating costs include product development, service engineering and operations, general and administrative, and other corporate expenses that are managed on a global basis and that are not directly attributable to any particular segment. Prior to 2012, marketing and customer advocacy costs were managed on a global basis and included as global operating costs.
(3)	The net cost reimbursements from Microsoft are primarily included in global operating costs.

Yahoo! Inc.
GAAP Net Income to Non-GAAP Net Income Reconciliation
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2011	2012

GAAP Net income attributable to Yahoo! Inc.	$222,992	$286,343

(a) Restructuring charges, net	10,575	5,717

(b) To adjust the provision for income taxes to exclude the tax impact of item (a) above for the three months ended March 31, 2011 and 2012	(3,362)	(2,047)

Non-GAAP Net income	$230,205	$290,013

GAAP Net income attributable to Yahoo! Inc. common stockholders per share - diluted	$0.17	$0.23

Non-GAAP Net income per share - diluted	$0.17	$0.24

Shares used in non-GAAP per share calculation - diluted	1,320,185	1,226,486

Yahoo! Inc.
Business Outlook

The following business outlook is based on information and expectations as of April 17, 2012. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations website throughout the current quarter. Yahoo! does not intend, and undertakes no duty, to update the business outlook to reflect subsequent events or circumstances; however, Yahoo! may update the business outlook or any portion thereof at any time at its discretion.
Three Months
Ending
June 30, 2012
(in millions)(4)

Revenue excluding traffic acquisition costs ("Revenue ex-TAC"):	$1,030 - 1,140

Ongoing operating expenses less TAC	$875 - 895
Transition-related expenses	40 - 50
Total operating expenses less TAC	$915 - 945

Ongoing income from operations	$155 - 245
Less: Transition-related expenses	40 - 50
Income from operations	$115 - 195

Reconciliations:

Revenue excluding TAC:
GAAP Revenue	$1,170 - 1,290
Less: TAC	140 - 150
Revenue ex-TAC	$1,030 - 1,140

Total operating expenses less TAC:
Total operating expenses	$1,055 - 1,095
Less: TAC	140 - 150
Total operating expenses less TAC	$915 - 945

(4) This business outlook for the three months ending June 30, 2012 excludes any restructuring charges arising from our plan to reshape the Company for the future as these amounts are not currently estimable. These costs could have a significant impact on the business outlook amounts.

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended
	March 31,
	2011	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$224,832	$287,478
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	139,177	122,750
Amortization of intangible assets	29,501	31,345
Stock-based compensation expense, net	34,364	55,966
Tax benefits from stock-based awards	12,608	1,014
Excess tax benefits from stock-based awards	(18,338)	(8,161)
Deferred income taxes	22,581	(4,399)
Earnings in equity interests	(82,180)	(172,243)
Gain (loss) from sale of investments, assets, and other, net	8,215	(4,512)
Changes in assets and liabilities, net of effects of an acquisition:
Accounts receivable, net	106,567	102,641
Prepaid expenses and other	59,877	77,861
Accounts payable	(31,862)	(42,442)
Accrued expenses and other liabilities	(276,522)	(130,624)
Deferred revenue	(23,134)	(19,221)
Net cash provided by operating activities	205,686	297,453

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment, net	(167,549)	(109,791)
Purchases of marketable debt securities	(616,049)	(176,220)
Proceeds from sales of marketable debt securities	438,548	133,961
Proceeds from maturities of marketable debt securities	363,161	77,700
Purchases of intangible assets	(3,342)	(1,802)
Acquisition, net of cash acquired	(31,790)	-
Other investing activities, net	149	(7,280)
Net cash used in investing activities	(16,872)	(83,432)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net	22,708	11,623
Repurchases of common stock	(137,368)	(70,500)
Excess tax benefits from stock-based awards	18,338	8,161
Tax withholdings related to net share settlements of restricted stock awards and restricted stock units	(26,303)	(31,504)
Other financing activities, net	(722)	(1,013)
Net cash used in financing activities	(123,347)	(83,233)

Effect of exchange rate changes on cash and cash equivalents	27,283	26,790

Net change in cash and cash equivalents	92,750	157,578
Cash and cash equivalents, beginning of period	1,526,427	1,562,390

Cash and cash equivalents, end of period	$1,619,177	$1,719,968

Yahoo! Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	March 31,
	2011	2012

ASSETS
Current assets:
Cash and cash equivalents	$1,562,390	$1,719,968
Short-term marketable debt securities	493,189	489,912
Accounts receivable, net	1,037,474	941,590
Prepaid expenses and other current assets	359,483	331,327
Total current assets	3,452,536	3,482,797

Long-term marketable debt securities	474,338	441,688
Property and equipment, net	1,730,888	1,726,858
Goodwill	3,900,752	3,910,932
Intangible assets, net	254,600	226,202
Other long-term assets	220,628	223,956
Investments in equity interests	4,749,044	4,950,807

Total assets	$14,782,786	$14,963,240

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$166,595	$129,042
Accrued expenses and other current liabilities	846,044	762,391
Deferred revenue	194,722	178,924
Total current liabilities	1,207,361	1,070,357

Long-term deferred revenue	43,639	41,172
Capital lease and other long-term liabilities	134,905	132,551
Deferred and other long-term tax liabilities, net	815,534	859,167
Total liabilities	2,201,439	2,103,247

Total Yahoo! Inc. stockholders' equity	12,541,067	12,818,578
Noncontrolling interests	40,280	41,415
Total equity	12,581,347	12,859,993

Total liabilities and equity	$14,782,786	$14,963,240

CONTACTS:
Yahoo! Inc.
Dana Lengkeek, 408-349-1130 (Media Relations)
danal@yahoo-inc.com
Investor Relations, 408-349-4040
investorrelations@yahoo-inc.com